EXHIBIT 4.2

         Form of Award Agreement under the Bridge Street Financial, Inc.
                       2003 Recognition and Retention Plan

                          BRIDGE STREET FINANCIAL, INC.
                       2003 RECOGNITION AND RETENTION PLAN
                          RESTRICTED STOCK AWARD NOTICE

________________________________________________________________________________
Name of Award Recipient                                   Social Security Number

________________________________________________________________________________
                                 Street Address

________________________________________________________________________________
City                                  State                             ZIP Code

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted under the Bridge Street Financial, Inc. 2003 Recognition and Retention Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

================================================================================================================
   Restricted Stock Award            (A)             (B)              (C)             (D)               (E)
----------------------------------------------------------------------------------------------------------------
          Effective Date
----------------------------------------------------------------------------------------------------------------

        Class of Shares*           Common           Common           Common          Common           Common
----------------------------------------------------------------------------------------------------------------

  No. of Awarded Shares*
----------------------------------------------------------------------------------------------------------------

Type of Award (Escrow or
   Legended Certificate)
----------------------------------------------------------------------------------------------------------------

           Vesting Date*
================================================================================================================

* Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Bridge Street Financial, Inc. (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated July 29, 2003 for the Bridge Street Financial, Inc. 2003 Recognition and Retention Plan.

BRIDGE STREET FINANCIAL, INC.                         AWARD RECIPIENT


By _________________________________        ____________________________________
   Name:
   Title: Personnel and Compensation Committee

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Instructions: This page should be completed by or on behalf of the Personnel and
Compensation Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A

                          BRIDGE STREET FINANCIAL, INC.
                       2003 RECOGNITION AND RETENTION PLAN
                             RESTRICTED STOCK AWARD

                          General Terms and Conditions

            Section 1. Size and Type of Award. The shares of Common Stock, par value $.01 per share, of Bridge Street Financial, Inc. ("Shares") covered by this Award ("Awarded Shares") are listed on this Restricted Stock Award Notice. Your Restricted Stock Award Notice designates the Awarded Shares as either "Escrow" or "Legended Certificate".

            (a) Legended Certificate. If your Awarded Shares are designated "Legended Certificate," a stock certificate evidencing the Awarded Shares will be issued in your name and held in a brokerage account at Merrill Merchants Bank, the Plan Trustee. The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Plan. You will be required to elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are placed in the brokerage account in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are placed in your brokerage account.

            (b) Escrow. If your Awarded Shares are designated "Escrow," the Awarded Shares will either be held in the name of the Plan Trustee on a pooled basis with other Awarded Shares that have been designated "Escrow," or they will be evidenced by a legended stock certificate in your name that will be placed in a brokerage account for you at Merrill Merchants Bank. You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

            Section 2. Vesting.

            (a) Vesting Dates. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate (or a book entry listing) evidencing your unrestricted ownership of the vested Awarded Shares will be deposited in your brokerage account at Merrill Merchants Bank. If a legended stock certificate evidencing these Awarded Shares was previously placed in your brokerage account, it will be exchanged for an unrestricted certificate or book entry listing.

            (b) Forfeitures. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. Your service with the Company will not be treated as having terminated for vesting purposes if you continue as a director emeritus of the Company. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was placed in a brokerage account for you will be returned to the Plan Funding Agent to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

            (c) Accelerated Vesting. All of your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death, Disability or a Change of Control(as each is defined in the Plan) before your termination of service with the Company. In addition, to the extent authorized pursuant to a Plan provision that is approved by the Company's shareholders by the requisite vote at a meeting of shareholders held on or after January 3, 2004, in the event of your Retirement (as defined in the Plan) prior to your termination of service with the Company, then any Awarded Shares not theretofore forfeited shall become immediately vested on the date of your Retirement. You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

            (d) Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or Oswego County National Bank.

            Section 3. Dividends. If your Awarded Shares are in the form of Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice will be credited to your brokerage account at Merrill Merchants Bank for your benefit on an unrestricted basis. If your Awarded Shares are designated "Escrow", you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct the Plan Trustee to remit to the Company for payment to you any dividends that either of them may receive as the record holder of your unvested Awarded Shares.

            Section 4. Voting Rights. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are placed in your brokerage account at Merrill Merchants Bank, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

            Section 5. Amendment. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

            Section 6. Plan Provisions Control. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, you acknowledge receipt of a copy of the Plan and a copy of the Prospectus for the Plan dated July 29, 2003.

                   APPENDIX A TO RESTRICTED STOCK AWARD NOTICE
                          BRIDGE STREET FINANCIAL, INC.
                       2003 RECOGNITION AND RETENTION PLAN

                          Beneficiary Designation Form

GENERAL
INFORMATION       Use this form to designate the Beneficiary(ies) who will
                  receive Shares available for distribution at the time of your death.

Name of
Award Recipient __________________________ Social Security Number____-____-_____


BENEFICIARY       Complete sections A and B. If no percentage shares are
DESIGNATION       specified, each Beneficiary in the same class (primary or
                  contingent) shall have an equal share. If any designated
                  Beneficiary predeceases you, the shares of each remaining
                  Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

         Name                    Address         Relationship  Birthdate  Share
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
                                                                      Total=100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

         Name                    Address         Relationship  Birthdate  Share
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
                                                                      Total=100%

I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Bridge Street Financial, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Awarded Shares.

SIGN HERE

_______________________________________          _______________________________
            Your Signature                                      Date

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--------------------------------Internal Use Only-------------------------------

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This Beneficiary Designation was received by the                Comments
Corporate Secretary of Bridge Street Financial,
Inc. on the date indicated.

By
        Authorized Signature            Date
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